UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Ave. Ste. 410 Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Press Release

On November 16, 2020, the Company issued a press release announcing that (i) the Company issued a letter and accompanying presentation to its shareholders from CEO Rick Carlson, which provides an update on the Company’s long-term business outlook. The letter and investor presentation can be found in the investor materials section of the Company’s website at investors.sharpspring.com; and (ii) the Company would hold a conference call and presentation on Monday, November 16, 2020 at 4:30 p.m. Eastern time. As part of the presentation, the Company provided a series of updates on its operations and outlook, including a comprehensive discussion of SharpSpring’s cohort maturation and overall customer base as well as its long-term business profile, profitability metrics and growth trajectory.

A telephonic replay of the event will be available through Monday, November 30, 2020.

Additional information is contained in the press release, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated November 16, 2020*

*    Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

By:	/s/ Aaron Jackson
Aaron Jackson,
Interim Chief Financial Officer

Dated: November 17, 2020